YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!

PLEASE CAST YOUR PROXY VOTE TODAY!

PROXY CARD
SIGN, DATE AND VOTE ON THE REVERSE SIDE

PROXY VOTING OPTIONS
1. MAIL your signed and voted proxy back in the postage paid envelope provided

2. ONLINE at proxyonline.com using your proxy control number found below

3. By PHONE when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line

4. By PHONE with a live operator when you call toll-free 1-800-207-3156 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER

Triton Pacific Investment Corporation, Inc.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 15, 2019

The undersigned stockholder hereby appoints Michael L. Carroll with power of substitution, as proxy and attorney in fact for the undersigned and hereby authorizes him to represent and vote, as provided on the other side, all shares of the Triton Pacific Investment Corporation, Inc. common stock that the undersigned is entitled to vote as of the record date and, in his discretion, upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at 6701 Center Drive, Suite 1450, Los Angeles, California 90045, on March 15, 2019 at 10:00 a.m. PST, or at any adjournment or postponement thereof, with all powers that the undersigned would possess if personally present at the meeting.

The undersigned hereby revokes any proxy heretofore given with respect to such meeting. When shares are held by joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the Company is given written notice to the contrary and furnished with a copy of the instrument of order that so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

This proxy is solicited on behalf of the Company's Board of Directors, and each of the Proposals (set forth on the reverse side of this proxy card) has been unanimously approved by the Board of Directors and recommended for approval by stockholders.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-800-207-3156. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

IMPORTANCE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THIS ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON March 15, 2019. THE PROXY STATEMENT AND 2018 ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE AT: www.proxyonline.com/docs/tritonpacificinvestmentcorpinc2019.pdf

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

Triton Pacific Investment Corporation, Inc.

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Directors. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys- in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

PROXY CARD

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

The votes entitled to be cast by the stockholder will be cast as directed by the stockholder. If this proxy is executed but no direction is given, the votes entitled to be cast by the stockholder will be cast "FOR" all Proposals. The votes entitled to be cast by the stockholder will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND YOU VOTE "FOR" ON ALL PROPOSALS

TO VOTE, MARK ONE CIRCLE IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

		FOR	AGAINST	ABSTAIN
PROPOSALS

1.

To approve the merger of Pathway Capital Opportunity Fund, Inc., a Maryland corporation (“PWAY”), with and into TPIC, as a single integrated transaction (the “Merger”), and to approve the Agreement and Plan of Merger (as such agreement may be amended from time to time, the “Merger Agreement”) by and between TPIC and PWAY (“Proposal 1”);

		O	O	O

2.	To approve a new investment advisory agreement (the “New Investment Advisory Agreement”) between TPIC and Prospect Flexible Income Management, LLC, to take effect upon consummation of the Merger (“Proposal 2”);	O	O	O

3.	To elect the nominees specified below as Directors to take effect upon consummation of the Merger (“Proposal 3”);

3.1 M. Grier Eliasek	O
3.2 Andrew C.Cooper	O
3.3 William J. Gremp	O
3.4 Eugene S. Stark	O
3.5 CraigJ.Faggen	O
FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (instructions below)

☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

	FOR	AGAINST	ABSTAIN

4.

To approve a proposal to accelerate the application of a minimum asset coverage ratio of 150% to TPIC, which would permit TPIC to immediately double the maximum amount of leverage that it is permitted to incur (“Proposal 4”); and

	O	O	O

5.

To transact such other business as may properly come before the annual meeting of stockholders and consider and vote upon a proposal to approve the adjournment of the TPIC annual meeting, if necessary or appropriate, to solicit additional proxies, if there are not sufficient votes at the time of the TPIC annual meeting to approve the foregoing proposals (“Proposal 5”).

	O	O	O

MARK THE BOX TO THE RIGHT IF YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE BE PREPARED TO PRESENT PHOTO IDENTIFICATION AND PROOF OF SHARE OWNERSHIP.	☐

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]